ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Agreement”) is executed as of December 31, 2007, by and between TSSS, Inc., a Delaware corporation (“Assignee”), and Adam T. Ofek (“Ofek”) and Aviva and Uri Rosin (the “Rosins”; together, the “Assignors”).

RECITALS

WHEREAS, Ofek is holding a convertible debenture in the original principal amount of $200,000 which was originally issued by DCI USA Inc. (the “Company”) to Cornell Capital Partners, L.P. (“Cornell”) and purchased by Ofek; and

WHEREAS, the Rosins are holding a convertible debenture in the original principal amount of $200,000 which was originally issued by the Company to Cornell and purchased by the Rosins; and

WHEREAS, the Assignors, each having the due authorization to execute and deliver this Agreement, desire to transfer, convey and assign to Assignee their respective convertible debentures (together, the “Debentures”), and Assignee desires to accept such transfer, conveyance and assignment on the terms and provisions as contained in this Agreement;

WHEREAS, the Assignors and Assignee each acknowledge and agree that the maturity date of each of the Debentures is extended until April 30, 2008.

NOW, THEREFORE, in consideration of the Assignors’ transfer, conveyance, and assignment of the Debentures to Assignee, the receipt and sufficiency of which by Assignee is hereby acknowledged, Assignee and Assignors hereby agree as follows:

1.  Assignee hereby agrees to assume all responsibilities and obligations under the Debentures for and on behalf of the Assignors according to the terms and conditions set forth in the Debentures.

2.  The parties hereto acknowledge and agree that this Agreement shall not affect in any way the terms or conditions of the Debentures, other than the maturity date of the Debentures which as of the date hereof is hereby extended to April 30, 2008.

3.  This Agreement is executed by, acknowledged, and shall be binding upon the Assignors and Assignee and their respective successors and assigns, heirs and personal representatives.

4.  This Agreement represents the full and complete agreement between the parties and any modification thereto must be in writing and signed by all of the parties hereto.

5.  This Agreement shall be subject to the laws and jurisdiction of the State of New York.

IN WITNESS WHEREOF, this Agreement is executed by the undersigned parties as of the day and year first set forth above.

ASSIGNORS:	ASSIGNEE:

TSSS, INC.

/s/Adam Ofek	By: /s/ Ofer Zion Arbib
Adam Ofek	Name: Ofer Zion Arbib
Title: Chairman

/s/ Uri Rosin
Uri Rosin

/s/ Aviva Rosin
Aviva Rosin

AGREED AND ACKNOWLEDGED:

DCI USA, INC.

By: /s/ Jonathan Rigbi
Name: Jonathan Rigbi
Title: CFO